Exhibit 32

STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350

          In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2006 (the “Form 10-Q”) of Waccamaw Bankshares, Inc. (the “Company”), we, James G. Graham, Chief Executive Officer of the Company, and David A. Godwin, Chief Financial Officer of  the Company, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge;

          (a)          the Form 10-Q fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          (b)          the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

Date: August 11, 2006	By:	/s/ James G. Graham

James G. Graham
President and Chief Executive Officer

Date: August 11, 2006	By:	/s/ David A. Godwin

David A. Godwin
Chief Financial Officer
(Principal Financial Officer)